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                                                                    Exhibit 99.1

[LETTERHEAD OF TRUE NORTH]


   Date:  November 17, 1997
Contact:  Sue Geanuleas:  312/425-6570

          FOR IMMEDIATE RELEASE



                        TRUE NORTH FILES FOR INJUNCTION


Chicago, IL--True North Communications Inc. (TNO) disclosed that it filed, in Delaware Chancery Court, a request for a preliminary injunction against Publicis Communication to provide customary historical financial documentation it is contractually obligated to give to True North under the terms of the settlement agreement, dated May 19, 1997, that dissolved the alliance between True North and Publicis.

This financial documentation will be part of the historical information supplied to the SEC in regard to True North's intended acquisition of Bozell, Jacobs, Kenyon & Eckhardt. In the May 19, 1997 settlement agreement Publicis and True North contractually committed to cooperate with each other in such transactions.


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